Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32930, 333-49414, 333-80379, 333-75402, 333-108289 and 333-111120) and Form S-8 (Nos. 333-30943, 333-50519, 333-41594, 333-49410, 333-66296, 333-90172, and 333-108290) of 8x8, Inc. of our report dated May 2, 2003, except as to the Liquidity paragraph in Note 1 and Note 12, for which the date is March 26, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 30, 2004